Exhibit 10.1

December 24, 2003

Mr. C. Wayne Grubbs

Vice President

Corporate Controller & Treasurer

SRA International, Inc.

Fairfax, VA 22033

Dear Mr. Grubbs:

This letter will acknowledge our agreement to modify the Loan Agreement dated August 15, 2001, between SRA International, Inc. (the Company), Systems Research and Applications Corporation (SRA) and SRA Technical Services Center, Inc. (STSC) and SunTrust Bank (the Lender), as outlined below:

1.	Extend the Termination Date to February 29, 2004, as allowed in Section 2.1(f).

2.	Waive Section 6.9 to allow for the Company’s planned acquisition of Orion Scientific Systems.

Should you have any questions about this modification, please call me at your earliest convenience.

Sincerely,

/s/ Duncan S. Owen, III
Duncan S. Owen, III